Exhibit 4.1

OMNIBUS AMENDMENT OF LOAN DOCUMENTS

This OMNIBUS AMENDMENT OF LOAN DOCUMENTS (this “Amendment”) is entered into as of October 31, 2023 (the “Amendment Effective Date”), by and between Northeast Bank, a banking corporation organized under the laws of the state of Maine (“Lender”), and OPTICAL CABLE CORPORATION, a Virginia corporation (“Borrower”).

WITNESSETH:

WHEREAS, reference is hereby made to that certain loan arrangement (the “Loan Arrangement”) between Borrower and Lender, which is evidenced by (i) the Term Loan A Note dated as of April 26, 2016, in the original principal amount of up to $1,816,609.09 made payable by Borrower to the order of Bank of North Carolina, Lender’s predecessor in interest (“Note A”), and (ii) that certain Term Loan B Note dated as of April 26, 2016, in the original principal amount of up to $5,271,410.83 made payable by Borrower to the order of Bank of North Carolina, Lender’s predecessor in interest (as the same may be amended from time to time, “Note B”, together with Note A, the “Notes”);

WHEREAS, the Notes are secured by (i) that certain Deed of Trust dated May 30, 2008, recorded on May 30, 2008, in the Clerk's Office of the Circuit Court of Roanoke County, Virginia, as Instrument #200807565, granted by Borrower, as corrected by Corrected Deed of Trust dated June 4, 2008, and recorded on June 4, 2008, in the Clerk’s Office aforesaid as Instrument #200807923, as modified by Modification of Credit Line Deed of Trust dated April 26, 2016, and recorded on April 27, 2016 as Instrument 201603786, and as modified by Second Modification of Credit Line Deed of Trust dated May 2, 2018, and recorded on May 3, 2018 as Instrument #201804078 (as so modified, the "Virginia Deed of Trust") , and (ii) that certain Deed of Trust, Security Agreement, and Fixture Filing granted by Superior Modular Products Incorporated, Borrower’s predecessor by merger, in favor of Lender’s predecessor in interest recorded in Buncombe County, North Carolina in Deed Book 4570, Page 969, as corrected and amended by Corrected Deed of Trust, Security Agreement, and Fixture Filing dated May 30, 2008, recorded in Deed Book 4573, page 1676, as modified by Modification of Deed of Trust, Security Agreement, and Assignment of Rents and Leases recorded in Deed Book 5419, page 1087, and as modified by Second Modification of Deed of Trust, Security Agreement, and Assignment of Leases and Rents dated as of May 2, 2018, and recorded on May 4, 2018 in Book 5661, Page 948 (as so modified, the “North Carolina Deed of Trust”);

WHEREAS, Lender is currently holding Borrower’s insurance proceeds in the amount of $1,517,884.63 (the “Insurance Proceeds”) in escrow;

WHEREAS, the Borrower has requested, and Lender has agreed, as more particularly set forth below, to amend certain provisions of the Loan Documents (as defined in Section 1 of this Amendment);

WHEREAS, each party expects to realize substantial direct and/or indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Loan Documents to which it is a party; and

WHEREAS, as a result of and in accordance with such request, Lender has agreed to modify and amend the Loan Documents as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, and Lender agree as follows:

1.

Defined Terms; Loan Documents.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Documents. Notwithstanding anything to the contrary herein or in the Loan Documents, per the terms of that certain Letter Agreement dated July 23, 2020 by and between Borrower and Lender’s predecessor in interest (the “Letter Agreement”) (i) the collateral for the Notes consists only of real property and fixtures, and Lender has no lien or security interest in any personal property of Borrower as more particularly described in the Letter Agreement; (ii) at Borrower’s expense, any UCC-1 financing statements related to the Notes filed on the applicable land records shall (if not previously done) be amended to reflect that such collateral consists only of fixtures and any financing statements that were filed centrally shall (if not previously done) be terminated, and (iii) Borrower and Lender hereby acknowledge and agree that the only remaining Loan Documents, after giving effect to the Letter Agreement, are the following documents: Note A, Note B, the Virginia Deed of Trust, and the North Carolina Deed of Trust (collectively, the “Loan Documents”) as more particularly described in the Letter Agreement. For the avoidance of doubt, the Credit Agreement dated April 26, 2016, between Borrower and Bank of North Carolina (predecessor of Pinnacle Bank), as amended or modified from time to time, was terminated as set forth in the Letter Agreement, and the Security Agreement dated April 26, 2016, between Borrower and Bank of North Carolina did not survive the Letter Agreement as set forth in the Letter Agreement.

2.

Loan Payments.  Notwithstanding anything to the contrary herein, Borrower will not be required to make any loan payments under Note A, if any become due, between the Amendment Effective Date and the date Lender applies the Insurance Proceeds.

3.

Application of Insurance Proceeds. Borrower and Lender hereby agree that, upon execution of this Agreement, Lender shall use the Insurance Proceeds to (i) first pay-off all amounts due under Note A as evidenced by the payoff attached hereto Exhibit A (the “Note A Payoff”) and (ii) then apply the remaining Insurance Proceeds to reduce the principal balance of Note B. The current principal amount of Note A, as of October 31, 2023, is $760,363.23. The current principal amount of Note B, as of October 31, 2023, is $3,430,141.98. The only promissory notes outstanding as of the date hereof under any of the Loan Documents are Note A and Note B.

4.

North Carolina Deed of Trust Release; Loan Documents. After Lender processes the Note A Payoff, but in no event later than fifteen (15) days after the date hereof, Lender hereby agrees to submit a release of the North Carolina Deed of Trust and any UCC financing statement or other related document recorded on the applicable land records or filed centrally in North Carolina. Borrower hereby acknowledges and agrees that the Virginia Deed of Trust shall remain active and shall continue to secure all amounts due under the Loan Arrangement.

5.

Amendments. Subject to the satisfaction of the conditions set forth herein, effective as of the Amendment Effective Date, unless otherwise stated below, the terms of Note B are hereby amended as follows:

a.

The maturity of Note B shall now be May 5, 2026 (or, after applicable notice and cure periods and otherwise as permitted under Note B, if any, such earlier date upon the acceleration of Note B by the Lender) at which time all amounts outstanding under Note B and the Loan Documents shall be due and payable in full.

b.

Effective as of October 5, 2023, interest shall accrue on account of Note B at a rate equal to the Prime Rate (as defined below), adjusted monthly on the fifth (5th) day of each calendar month in accordance with changes to the Prime Rate, provided, however, that the interest rate shall never be less than eight and one-half percent (8.50%) per annum. Interest shall be computed on the aggregate principal balance outstanding from time to time, on the basis of a 360-day year times the actual number of days elapsed. “Prime Rate” refers to that rate of interest announced from time to time in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest becomes unavailable for any reason as determined by the Lender, the “prime rate” shall mean the nearest equivalent to such term as published by the Wall Street Journal (as determined by the Lender) or, if no equivalent is published by the Wall Street Journal, by another financial publication of national standing (as determined by the Lender). If the Prime Rate is determined to be less than zero percent (0.0%) then the Prime Rate for purposes of Note B shall be deemed to be zero percent (0.0%).

c.

Commencing on November 5, 2023 and on the fifth (5th) day of each month thereafter, Borrower shall pay to the Lender a monthly payment of principal (calculated by the Lender using the unpaid principal balance of Note B post application of the Insurance Proceeds and a two hundred forty (240) month amortization schedule), together with a payment of interest thereon in arrears as it accrues, as invoiced by the Lender. The unpaid principal balance outstanding on Note B together with all accrued and unpaid interest, as well as any fees, late charges, expenses and attorneys’ fees and costs, shall be due and payable in full without notice or grace at maturity of Note B (or such earlier date upon the acceleration of Note B by the Lender); provided, however, that any notice, cure and/or grace periods set forth in any of the Loan Documents shall remain applicable to the extent defined in the Loan Documents.

d.

Note B may be prepaid in full at any time, whether voluntary or involuntary, prior to the maturity of Note B, provided however, any such payment of principal shall be subject to minimum interest payable to the Lender at the time of prepayment (the “Minimum Interest”). The Minimum Interest shall be equal to twenty-four (24) months of interest on the outstanding principal balance of Note B as of the Amendment Effective Date (but after the application of the Insurance Proceeds) minus the amount of interest paid to Lender from the Amendment Effective Date to the date of prepayment. The Borrower agrees and acknowledges that this Minimum Interest is bargained for consideration and not a penalty and shall not be waived.

6.	Representations and Warranties. Borrower hereby represents, warrants and covenants to Lender that:

a.

The representations and warranties contained in the Loan Documents were true and correct in all material respects at and as of the date made and are true and correct as of the Amendment Effective Date;

b.	No default or event of default under the Loan Documents exists or will result from the execution of this Amendment;

c.

Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment does not violate any applicable law;

d.	This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

e.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against Borrower of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and except for the filing of Form 8-K to be filed after full execution of this Amendment;

f.

Borrower has read and understands each of the terms and conditions of this Amendment and is entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of Borrower’s own selection, and not in reliance upon any representations, warranties, or agreements made by Lender and not set forth in this Amendment; and

g.	Borrower has not conveyed, transferred, assigned, pledged or otherwise encumbered any claim or causes of action covered by the release set forth in this Amendment.

7.

Assignment. Lender represents and warrants to Borrower that Lender is the sole holder of the Notes and has not assigned either of the Notes or any interest or participation in any of the Loan Documents.

8.	Effect on Loan Documents.

a.

On and after the Amendment Effective Date, any reference in any of the Loan Documents to any of the Loan Documents, shall mean and be a reference to the applicable Loan Document, as amended by this Amendment;

b.

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing default, right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any default or provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lender under the Loan Documents; and

c.	Each party hereto acknowledges and agrees that, on and after the Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes under the Loan Documents.

9.	Reaffirmation; Other Agreements. The Borrower hereby:

a.

Ratifies, confirms, and reaffirms each of the terms and conditions of the Loan Documents and further acknowledges and agrees that except as previously amended in writing and except as specifically modified by this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect. Except as previously amended in writing and as except as otherwise expressly provided for in this Amendment, all of the terms, conditions and provisions of the Loan Documents shall remain the same. The Borrower shall continue to comply with all of the other terms and conditions of the Loan Documents, as modified hereby.

b.	Without in any way limiting the above:

i.

Ratifies, confirms and reaffirms, and hereby covenants and agrees that the security interests and liens granted pursuant to the Loan Documents and otherwise, each secure and shall continue to secure the payment of all indebtedness owed under the Notes and performance of all of the obligations of the Borrower under the Loan Documents; provided, however that Lender acknowledges that collateral for the Notes consists only of real property and fixtures and does not include any personal property (other than fixtures); and

ii.

Ratifies, confirms and reaffirms the effectiveness of any previously filed financing statements, and authorizes the Lender (and any agent or representative of the Lender) to prepare and file such financing statements (and, if appropriate, amendments to existing financing statements) as the Lender may deem necessary or appropriate to perfect or protect its interests in the collateral that constitutes fixtures.

c.

Agrees to cooperate with the Lender and shall execute and deliver to the Lender such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Amendment.

10.

No Actions, Claims, Etc; Release of Claims. The Borrower hereby acknowledges and confirms that Borrower has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s officers, directors, employees, representatives, subsidiaries, affiliates, predecessors, predecessors in interest, agents, advisors, attorneys, and consultants and its and their successors and assigns (each, a “Released Person”) arising from any action by such persons, or failure of such persons to act on or prior to the date hereof. In consideration of the Lender’s agreements contained in this Amendment, Borrower hereby irrevocably releases and forever discharges the Lender and each Released Person of and from any and all claims, suits, actions, investigations, proceedings, demands or damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which Borrower ever had or now has against the Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Lender or any other Released Person on or prior to the date hereof, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender and other Released Person from any liability therefor.

11.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA

12.	Miscellaneous.

a.	This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns;

b.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

c.

If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as an instrument under seal as of the day and year first set forth above.

LENDER:

NORTHEAST BANK

By:	/s/ Christopher Hickey
Name:	Christopher Hickey
Title:	Managing Director, Director of Asset Management

[Signatures continued on following page]

BORROWER: OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	SVP & CFO

STATE OF Virginia )
) SS
COUNTY OF Roanoke )

On the   31st   day of   October            , in the year 2023, before me, the undersigned, personally appeared   Tracy G. Smith                     personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) voluntarily, as his/her/their free act and deed, and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the state and county shown above.

/s/ Shelley Burgess Brown
Notary Public
My Commission Expires:

EXHIBIT A